AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2005
                                                REGISTRATION STATEMENT NO. 333 -
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                                    CKX, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  27-0118168
----------------------------------------------      ----------------------------
       (State or other jurisdiction of                    (IRS Employer
       incorporation or organization)                 Identification Number)

                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                    ----------------------------------------
                    (Address of Principal Executive Offices)




               2005 OMNIBUS LONG-TERM INCENTIVE COMPENSATION PLAN

               ---------------------------------------------------
                            (Full title of the Plan)
                            ------------------------

                            MR. ROBERT F.X. SILLERMAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                    CKX, INC.
                               650 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (212) 838-3100
           -----------------------------------------------------------
           Telephone number, including area code, of agent for service

                                   COPIES TO:
                               ALAN I. ANNEX, ESQ.
                             GREENBERG TRAURIG, LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 801-9200
                            (212) 801-6400 (TELECOPY)


================================================================================


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                     AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED
      TITLE OF SECURITIES            REGISTERED(1)       OFFERING PRICE        MAXIMUM              AMOUNT OF
        TO BE REGISTERED                                   PER SHARE          AGGREGATE         REGISTRATION FEE
                                                                            OFFERING PRICE
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01        3,883,000(2)          $13.75              $53,391,250         $6,284.15
   per share....................
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2005 Omnibus Long-Term Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.
(2) Represents the number of shares of common stock, $0.01 par value per share ("Common Stock"), available to be issued under the Registrant's 2005 Omnibus Long-Term Incentive Compensation Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price of a share of Common Stock as reported by The Nasdaq National Market on July 29, 2005.

                                TABLE OF CONTENTS
                                -----------------

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
    Item 1. Plan Information
    Item 2. Registrant Information and Employee Plan Annual Information
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
    Item 3. Incorporation of Documents by Reference
    Item 4. Description of Securities
    Item 5. Interests of Named Experts and Counsel
    Item 6. Indemnification of Directors and Officers
    Item 7. Exemption from Registration Claimed
    Item 8. Exhibits
    Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information required by Item 1 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The information required by Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act, and the Note to Part I of Form S-8.

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by CKX, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this registration statement:

         (a) The Registrant's prospectus (Registration No. 333-123995) filed pursuant to Rule 424(b) under the Securities Act, filed with the Commission on June 22, 2005 (the "Prospectus");

         (b)    All other reports filed with the Commission pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year covered by the prospectus referred to in (a) above; and

         (c) The description of the Registrant's common stock contained in Form 8-A, filed with the Commission on January 23, 1989, which description is amended by the Amended Form 8-A filed with the Commission on July 27, 2005.

         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Greenberg Traurig, LLP, New York, New York has passed upon the validity of the common stock offered by this Registration Statement for the Registrant. A shareholder of Greenberg Traurig, LLP benefically owns 374,100 shares of the Registrant's common stock, 100,000 of which are held in a charitable trust under his control.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      DELAWARE GENERAL CORPORATION LAW. Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

      Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

      Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      Section 145(e) of the Delaware General Corporation Law states that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

      Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      CERTIFICATE OF INCORPORATION. The Registrant's certificate of incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

      BYLAWS. The Registrant's bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation law.

      INSURANCE POLICIES. In addition, the Registrant maintains a liability insurance policy pursuant to which its directors and officers may be indemnified against liabilities that they may incur for serving in their capacities as directors and officers of the Registrant.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits listed in the Index of Exhibits of this Registration Statement are filed herewith or are incorporated by reference to other filings.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        A.  To include any prospectus required by Section 10(a)
                            (3) of the Securities Act;

                        B. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        C. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) and (B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                        2. That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13
                (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 2nd day of August 2005.

                                           CKX, INC.


                                           By:   /s/Howard J. Tytel
                                                --------------------------------
                                                Name:  Howard J. Tytel
                                                Title: Senior Executive Vice
                                                       President and Director
                                                       of Legal and Governmental
                                                       Affairs


                                -----------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard J. Tytel and Thomas P. Benson and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                   SIGNATURE                                       CAPACITY                        DATE
                   ---------                                       --------                        ----
/s/Robert F.X. Sillerman
---------------------------------------------     Chief Executive Officer and Chairman of     August 2, 2005
Robert F.X. Sillerman                             the Board

/s/Thomas P. Benson
---------------------------------------------     Executive Vice President, Chief Financial   August 2, 2005
Thomas P. Benson                                  Officer, Treasurer, Director


/s/Mitchell J. Slater                             Senior Executive Vice President, Chief      August 2, 2005
---------------------------------------------     Operating Officer, Director, Member of
Mitchell J. Slater                                the Office of the Chairman

/s/Howard J. Tytel                                Senior Executive Vice President, Director   August 2, 2005
---------------------------------------------     of Legal and Governmental Affairs,
Howard J. Tytel                                   Director, Member of the Office of the
                                                  Chairman

/s/Michael G. Ferrel                              President, Director                         August 2, 2005
---------------------------------------------
Michael G. Ferrel

/s/Simon Fuller                                   Director                                    August 2, 2005
---------------------------------------------
Simon Fuller

/s/Edward Bleier                                  Director                                    August 2, 2005
---------------------------------------------
Edward Bleier

/s/Jerry L. Cohen                                 Director                                    August 2, 2005
---------------------------------------------
Jerry L. Cohen





                   SIGNATURE                                       CAPACITY                        DATE
                   ---------                                       --------                        ----
/s/Jack Langer                                    Director                                    August 2, 2005
---------------------------------------------
Jack Langer

/s/John D. Miller                                 Director                                    August 2, 2005
---------------------------------------------
John D. Miller

/s/Bruce Morrow                                   Director                                    August 2, 2005
---------------------------------------------
Bruce Morrow

/s/Priscilla Presley                              Director                                    August 2, 2005
---------------------------------------------
Priscilla Presley

/s/Birame N. Sock                                 Director                                    August 2, 2005
---------------------------------------------
Birame N. Sock


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------

4.1           Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Form 10-KSB for the year ended December 31, 2004, and incorporated herein by reference).
4.2           Registration Rights Agreement, dated February 7, 2005, between the registrant and The Huff Alternative Fund, L.P. (previously filed as Exhibit 4.4 to the Form 8-K/A filed February 11, 2005, and incorporated herein by reference).
4.3           Registration Rights Agreement, dated February 7, 2005, between the registrant and The Promenade Trust (previously filed as Exhibit
              4.5 to the Form 8-K/A filed February 11, 2005, and incorporated herein by reference).
4.4           Registration Rights Agreement, dated March 17, 2005, by and among the registrant, Simon Robert Fuller and Fuller Nominees Limited
              (previously filed as Exhibit 4.2 to the Form 10-QSB for the three months ended March 31, 2005, and incorporated herein by
              reference).
4.5           Form of Common Stock Purchase Warrant, dated as of February 7,
              2005, to purchase shares of common stock of the registrant
              (previously filed as Exhibit 4.6 to the Form 8-K/A filed February
              11, 2005, and incorporated herein by reference).
4.6           Form of Promissory Term Note made on February 7, 2005, payable to
              Priscilla Presley (previously filed as Exhibit 4.8 to the Form
              8-K/A filed February 11, 2005, and incorporated herein by
              reference).
4.7           Letter Agreement, dated June 6, 2005 among the registrant, The
              Huff Alternative Fund, L.P. and The Huff Alternative Parallel
              Fund, L.P. (previously filed as Exhibit 4.9 to the Form S-1,
              Amendment No. 3 filed June 21, 2005, and incorporated herein by reference).
5.1*          Opinion of Greenberg Traurig, LLP.
99.1          Form of 2005 Omnibus Long-Term Incentive Compensation Plan
              (filed as an exhibit to the Definitive Proxy Statement on
              Schedule 14A filed with the Commission on March 15, 2005, and incorporated herein by reference).
23.1*         Consent of Piercy Bowler Taylor & Kern relating to CKX.
23.2*         Consent of Deloitte & Touche LLP relating to the Presley business.
23.3*         Consent of Deloitte & Touche LLP relating to 19 Entertainment.
23.4*         Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
24.1*         Power of Attorney (included on signature page hereto).

-------------------------------
(*) Filed herewith.